                                                                    EXHIBIT 99.1

CONTACT:                                                        MAY 5, 2005
Fredrick B. Rolff
Chief Financial Officer (908) 387-1673

             SENTIGEN HOLDING CORP. ANNOUNCES FIRST QUARTER RESULTS

PHILLIPSBURG, NJ, May 5, 2005: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the first quarter ended March 31, 2005.

      On February 22, 2005 we sold the Specialty Media Division of our wholly-owned subsidiary, Cell & Molecular Technologies, Inc. ("CMT") to Chemicon International, Inc., a wholly-owned subsidiary of Serologicals Corporation (Nasdaq: SERO). As such the results of this division have been accounted for as discontinued operations. Our consolidated results of continuing operations consist of CMT's contract research division, Sentigen Biosciences, Inc. and the expenses of the parent company.

Consolidated Results of Continuing Operations

      Revenues for the three months ended March 31, 2005 were $1,761,516, a 32% increase over the three months ended March 31, 2004. Our revenues are primarily attributed to our wholly-owned subsidiary, CMT and accounted for $1,597,704 of our consolidated revenues for the three months ended March 31, 2005 and a 20% increase when compared to the three months ended March 31, 2004. The remainder of the increase on a consolidated basis was due to Sentigen Biosciences' contract with Technical Support Working Group ("TSWG") an inter-departmental agency of the federal government which initiated in the third quarter of 2004. This contract accounted for $163,812 of revenue for the three months ended March 31, 2005.

      The loss from continuing operations for the three months ended March 31, 2005 was $551,228 or ($0.07) per share. This compares to a loss from continuing operations of $1,306,763 or ($0.18) per share for the three months ended March 31, 2004. The decline in loss was primarily due to the absence of stock based compensation charges for the three months ended March 31, 2005. Such charges amounted to $648,565 during the three months ended March 31, 2004 and were attributable to stock option grants to non-employee scientific consultants which have since expired.

Results of Continuing Operations by Segment

      The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

      Cell & Molecular Technologies, Inc. Income from continuing operations attributable to CMT for the three months ended March 31, 2005 was $296,951 compared to $179,196 for the three months ended March 31, 2004, a 66% increase. The increase was primarily driven by the increase in revenues discussed above, offset by an increase in depreciation expense

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      Sentigen Biosciences. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is also devoting a portion of its effort and resources to the development of a novel molecular profiling system which, if successful, the Company will attempt to commercialize.

      While we believe our technology capabilities in the Bioscience area are substantial, up to this point, Sentigen Biosciences has not generated any significant revenues and, moreover, has incurred quite substantial operating losses. Although we have completed several pilot research collaborations, we have not entered into any drug discovery or development agreements, nor can any assurance be given that we will be able to do so on terms that are acceptable to us.

      Management intends to continually review the commercial validity of the Tango Assay System, its applicability to functionalizing orphan GPCR's and the prospects of our proposed new novel molecular profiling system in order to make the appropriate decisions as to the best way to allocate our limited resources.

      Loss from continuing operations attributable to Sentigen Biosciences for the three months ended March 31, 2005 was $380,871 a 54% decline when compared to the loss from operations of $820,432 for the three months ended March 31, 2004. The decline was primarily due to the absence of stock-based compensation costs attributable to scientific consultants as previously discussed.

      Corporate. Loss from continuing operations attributable to corporate holding company expenses for the three months ended March 31, 2005 was $540,387. This compares to a loss attributable to corporate holding company expenses of $673,134 for the three months ended March 31, 2004. The decline is primarily attributable to reduced stock based compensation costs.

Gain on sale of Specialty Media Division

      The gain on the sale of the CMT's Specialty Media Division, net of accrued state and federal income taxes of $889,209 amounted to $4,773,810.

Cash and Working Capital

      At March 31, 2005, the Company had $708,875 in cash and cash equivalents, U.S. Treasury Notes, at market value, of $14,553,678 and working capital of $13,859,670. On February 22, 2005 we purchased a $5,000,000 face value, 3.125%
treasury note maturing on January 31, 2007 with a portion of the proceeds from the sale of CMT's Specialty Media Division. It should be noted that we will need substantial amounts of additional financing to commercialize the research programs undertaken by us which financing may not be available or if available may not be on reasonable terms.

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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS:

                                                                  (UNAUDITED)
                                                          FOR THE THREE MONTHS ENDED
                                                         ----------------------------
                                                          MARCH 31,         MARCH 31,
                                                             2005             2004
                                                         -----------      -----------
 Revenue
       CMT                                               $ 1,597,704      $ 1,330,217
       Sentigen Biosciences                                  163,812               --
                                                         -----------      -----------
                                                           1,761,516        1,330,217
                                                         -----------      -----------
 Income After Direct Costs
       CMT                                                   997,102          804,085
       Sentigen Biosciences                                   64,050               --
                                                         -----------      -----------
                                                           1,061,152          804,085
                                                         -----------      -----------
 Operating income (loss)
       CMT                                               $   296,951      $   179,196
       Sentigen Biosciences                                 (380,871)        (820,432)
                                                         -----------      -----------
       Corporate                                            (540,387)        (673,134)
                                                         -----------      -----------
 Operating loss                                          $  (624,307)     $(1,314,370)
                                                         -----------      -----------

Loss from continuing operations                          $  (551,228)     $(1,306,763)
Income from discontinued operation, net of tax
          (including gain on disposal of $4,773,810)       4,923,322          319,440
                                                         -----------      -----------
Net income (loss)                                        $ 4,372,094      $  (987,323)
                                                         ===========      ===========
Basic and diluted loss per share
     from continuing operations                          $     (0.07)     $     (0.18)
                                                         ===========      ===========
Basic and diluted income per share
     from discontinued operation                         $      0.66      $      0.05
                                                         ===========      ===========
Basic and diluted net income (loss) per share            $      0.59      $     (0.13)
                                                         ===========      ===========
 Basic and diluted weighted average of
     common shares outstanding                             7,471,492        7,455,984
                                                         ===========      ===========

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BALANCE SHEET HIGHLIGHTS:

                                           MARCH 31,     DECEMBER 31,
                                             2005            2004
                                         -----------     -----------
Cash and cash equivalents                $   708,875     $   347,560
U.S. treasury notes                       14,553,678       9,738,938
Total current assets                      16,619,924      12,110,677
Total assets                              17,787,066      13,388,743

Current maturities of long term debt     $   155,463     $   180,698
Current liabilities                        2,760,254       2,541,296
Long-term debt                               750,630         784,495
Total liabilities                          3,510,884       3,325,791

Stockholder's Equity                     $14,276,182     $10,062,952

      THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:

Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. CMT provides contract research and development services to companies engaged in the drug discovery process. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is also devoting a portion of its effort and resources to the development of a novel molecular profiling system which, if successful, the Company will attempt to commercialize. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.